DAVID M. LOEV, ATTORNEY AT LAW
                         2777 Allen Parkway, Suite 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE


February 24, 2003

Lingo Media Inc.
151 Bloor Street West
Suite 890
Toronto, Ontario, Canada M5S 1S4

Re:  Form F-1 Registration Statement

Gentlemen:

You have requested that I furnished you my legal opinion with respect to the legality of the following described securities of Lingo Media Inc. (the "Company") covered by a Form F-1 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1. 4,700,000 shares of common stock, no par value (the "Shares") to be registered by the Company for resale; and

2. 3,275,000 shares of common stock, no par value underlying warrants to be registered by the Company for resale.

In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares and shares underlying the warrants have been registered and delivered as described therein, the Shares and the shares underlying the warrants will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                  Sincerely,



                                  /s/ David M. Loev, Attorney at Law
                                  ----------------------------------
                                  David M. Loev, Attorney at Law